Exhibit 10.3

SERVICE LEVEL AGREEMENT

BETWEEN

THE LIMPOPO PROVINCIAL GOVERNMENT

IN ITS

DEPARTMENT OF HEALTH AND WELFARE

AND

CASH PAYMASTER SERVICES

(Northern) (Pty) Ltd

SERVICE LEVEL AGREEMENT

BETWEEN

THE LIMPOPO PROVINCIAL GOVERNMENT IN ITS

DEPARTMENT OF HEALTH AND WELFARE

Represented by DR. HLAMALANI NELLY MANZINI in her capacity as Head of Department of Health and Welfare (Hereinafter referred to as “the Department”) and duly authorised

and

CASH PAYMASTER SERVICES (Northern) (Pty) Ltd
Represented by Solomon Poroma Mohale in his capacity as director (hereinafter referred to as “the CONTRACTOR”) duly authorised thereto by a Directors’ resolution, copy attached hereto marked Annexure A, in respect of disbursement of social pensions and social grants.

1.	PREAMBLE

Whereas the Department has sought an alternative, more efficient and cost effective means to administer and operate all activities included in the automated cash payments of pensions and grants.

1.1

The Provincial Tender Board has approved tender no NTP8342 to the CONTRACTOR and has authorised the Department to enter into a service level agreement with the CONTRACTOR prior to the commencement of any activities under this contract, the Effective date;

1.2	The CONTRACTOR agrees to render cash payment services to the beneficiaries of pensions and grants on behalf of the Department.

1.3	Payments of pensions and grants currently made by the South African Post Office and Banks are excluded.

1.4
The number of beneficiaries expected to be serviced is estimated at 514 000 as at the time of preparation of the tender specification, allocated to 1 900 Pay points. These quantities shall in no way be construed by the CONTRACTOR as being guaranteed minimums or maximums by the Department.

THEREFORE the parties wish to record in writing their agreement relating the aforementioned and matters incidental thereto.

2.	INTERPRETATION AND DEFINITIONS

In this agreement and in the annexures hereto.

2.1	clause headings are for convenience and are not to be used in their interpretation;

2.2	unless the context indicates a contrary intention, but not limited to, an expression which denotes;

	2.2.1	any gender includes the other gender;

2.2.2	a natural person includes a juristic person and vice versa;

2.2.3	the singular includes the plural and vice versa;

account”
means interest bearing smart card based account which does not require the maintenance of any minimum balance therein and free of any bank charges or costs, opened by the CONTRACTOR in the name of each grant beneficiary.

“AFIS”	means Automated Fingerprint Identification system.

“Act”	means Social Assistance Act 1992 (Act 59 of 1992) as amended.

“Biometric identification”	means the identification of a person by using Automated Fingerprint Identification (AFIS) computer technology to identify each beneficiary.

“Biometric verification”
means the verification of each beneficiary at the Pay points by using computer technology to verify the relationship between a beneficiary and his / her fingerprints already captured previously during bulk enrolment.

“Biometric Identification and Verification Software and Procedures”

means the procedures that are used to verify that a beneficiary’s or procurator’s fingerprints match those that have been stored on the smart card issued to the beneficiary or his/her procurator during bulk or on-going registration and the software developed by the CONTRACTOR that allows verification to take place, namely, the reading of a fingerprint template from the smart card, the forwarding of this template to the fingerprint reader selected by the CONTRACTOR and the response from the reader, which indicates the acceptance or the rejection of the template submitted. Proprietary matching algorithms that belong to the manufacturer of the selected reader and any other non-related software are excluded.

“Bulk enrolment, register or registration”
means the process to capture fingerprints of four fingers, two from each hand, of each beneficiary and/or his/her procurator in the Province using the AFIS computer technology (these fingerprints will be used for Biometric verification of each beneficiary).

“Business day”	Means any day other than Saturday or Sunday or Official public holiday;

Completion date	The date on which this contract shall be completed being the 30 November 2006 or any later date, due to possible extensions, which may be agreed to by both parties.

“District and sub-district”	Means the pension district more fully described in Annexure “B” hereto:

“District officer”	Means a person appointed by the department as a district pension officer for a particular district and / or as district allowance officer for a particular district;

“Effective date”	The date on which the CONTRACTOR shall commence payment of grants or pensions to the beneficiaries or their designated procurators being 1 December 2003.

Contract date	The date on which this contract is signed, being a maximum of 45 days from the date the tender was awarded (28 November 2002) or later 25 may be agreed to by both parties.

“Procurator”	means a person who is entitled to withdraw social grant on behalf of a beneficiary. Both the Department and the CONTRACTOR should dul register this person as provided for in clause 32.

“Province”	Means the Provincial Government of Limpopo.

“Identity Number”	Means 13 (thirteen) digit, bar coded cumber for personal identification issued by the Department of Home Affairs.

“Legislature”	Means the Legislature of the Limpopo Provincial Government, its successors or assignees.

“Parties”	Means the CONTRACTOR and the DEPARTMENT.

“Pay Days”	Means those days agreed upon between the Parties on which the withdrawal grants or allowances shall be made by the beneficiaries at the Pay points;

“Pay points”	Means the designated places for the payment of grants and

allowances by the CONTRACTOR as set out in ANNEXURE C.

“Pay Times”
Means the times between 08h00 and 15h00 agreed upon between the PARTIES during which beneficiaries and/or procurators who have been identified by the DEPARTMENT in accordance with the provisions of this agreement and registered by the CONTRACTOR in accordance with the provisions of this agreement will be paid.

“Service Level Reports”
Means service level reports as set out in a separate document required from both PARTIES which are regarded as a management tool and framework on which to base, evaluate and assess the performance criteria in each of the functional areas of the social grants payment service as specified in the contract as per Clause 33.

“agreement” and ”this agreement”
means this agreement and the tender documents;

“contract manager”
means a designated employee of each party, whose responsibility is to ensure that each party complies with its contractual obligations in terms of this agreement and who is responsible to develop the service level reports and act as a communication channel between parties.

“confidential information”	means all confidential data whether of a historical, current or future nature irrespective of whether it is stored, recorded or embodied in a hand written, printed, visual, electronic, audible or other format or medium, and belonging to, created by, in the possession or under the control of the parties individually. For the purpose of this agreement, “information” shall include, without limiting its ordinary meaning, data, codes, letters, telefaxes, telegrams, faxes, agreements, specifications and strategic plans;

“disclose”	means the direct or indirect use, dissemination, publication, transference or transmission of confidential, in any manner or form whatsoever, and “disclosure” has a corresponding meaning;

“month”	means a period of one month according to the Gregorian calendar commencing with first day of that month;

“prime rate”
means the basic annual rate of interest quoted and levied from time to time by bankers as appointed by the Department from time to time on the unsecured overdrawn current accounts or its most favoured corporate customers in the private sector, as certified by a certificate issued by any director or manager of that bank (whose authority or appointment or qualification it shall not be necessary to prove) calculated on the daily balance and capitalised monthly in arrears, such certificate constituting prima facie proof of such rate in the event of a dispute;

“services”
means the services the CONTRACTOR shall provide to the Department in terms of the tender documents, and shall include but not limited to bulk enrolment, ongoing enrolment, issuing of smart cards, replacement of lost cards, security at Pay points and payment of grants.

“SOCPEN payment file”	means the electronic data file provided by the State Information Technology Agency, which contains the details of all beneficiaries to be paid during a payment cycle.

“steering committee”	means a committee referred to in clause [8.2]

“tender”	means tender number NPT8342, approved by the tender board of the Limpopo Provincial Government.

“tender documents”
Means tender number NPT8342, the specifications (Annexure D), NPT1 and NPT2, the CONTRACTOR’s response to the tender and the tender board’s letter of acceptance of the CONTRACTOR’s offer. In the event that a conflict occurs between the above mentioned documents the tender board’s letter of the acceptance of the CONTRACTOR’s offer shall have precedence over the CONTRACTOR’s response which shall have precedence over the tender specifications NPT 8342.

2.3
if any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in definition clause, effect shall be given to it as if it were a substantive provision in the body of this agreement;

2.4
when any number of days is prescribed in this agreement, they shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday; where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail; expressions defined in this agreement shall bear the same meanings in schedules and Appendices or Annexures to this agreement which do not themselves contain their own definitions;

2.5
all schedules, appendices and Annexures to this agreement shall be deemed to have been expressly incorporated into and form anintegral part of this agreement and as such each reference herein to this agreement shall be deemed to include a reference to all such Schedules, Appendices and Annexures:

2.6
where any term is defined within the context of any particular clause in this agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this agreement, notwithstanding that term has not been defined in this interpretation and definitions clause;

2.7	a reference to a party includes that party’s successors in title and permitted assigns;

2.8	any reference to an enactment is to that enactment, as amended, as of the date of signature thereof, and as amended or re-enacted from time to time;

2.9
the expiration or termination of this agreement shall not affect such of the provisions of this agreement as expressly provided that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this; Provided that if either it be expressly so provided without agreement as to the termination of such a continuation or if there be no provision allowing for a continuation, a provision that continues to operate by virtue of this clause shall cease to do so after a reasonable time;

2.10	the rule of construction that the contract be interpreted against the party responsible for the drafting or preparation of the agreement shall not apply.

3.	APPOINTMENT OF THE CONTRACTOR.

3.1

In accordance with the award of the tender to the CONTRACTOR, the Department hereby appoints the CONTRACTOR, which hereby accepts the appointment to provide the services in accordance with the terms of this agreement.

3.2	Notwithstanding the date of signature of this agreement, all rights and obligations arising from this agreement shall be deemed to have come into operation on the Effective date.

3.3
Neither the appointment of the CONTRACTOR in Clause 3.1 nor anything in this agreement shall give rise to or be construed as giving rise to an employer- employee relationship between the parties nor that of principal and agent, nor shall it give rise to a joint venture nor an agreement of partnership between the parties, nor shall it give rise to a labour broking agreement.

3.4
Notwithstanding anything to the contrary contained herein, the parties acknowledge that neither of the parties has any authority whatsoever to represent or to bind the other in any capacity whatsoever. In particular, but without limiting the generality of the aforegoing, neither of the parties shall be entitled to conclude any contract or sign any document on behalf of the other party or in any way bind the other party’s performance, variation, release or discharge of any obligation.

3.5
Neither of parties shall acquire any rights, title or interest of any kind in any brand name or trademark of the other party or any of the other’s subsidiaries. All the parties hereby acknowledge such rights, title or interest to be the sole and exclusive property of the other or such subsidiary as the case may be (“the owning party”). If called upon to do so by the owning party, the party or parties called upon shall sign a user agreement in respect of any such brand name or trademark.

3.6	The CONTRACTOR shall pay a beneficiary in full, the monies due to him/her, as per the SOCPEN payment file, without making any deductions whatsoever.

4.	EXCLUSIVITY

4.1	The CONTRACTOR shall be entitled to and shall provide the services to the Department as per this agreement.

4.2	The Department shall be entitled to demand from the CONTRACTOR to deliver services as per this agreement.

5.	THE SERVICES

The CONTRACTOR shall, in return for fees charged, render to the Department the services, from the Effective date in accordance with the provisions of this agreement.

6.	AMENDING THE SCOPE OF SERVICES

6.1	Amendments by the parties to this contract to the scope of the services shall be made subject to the Tender Board’s approval and in accordance with the following procedure;

	6.1.1	either party may propose to the other party in writing that the scope of the services should be amended and shall describe the nature of the proposed amendment;

	6.1.2	the proposal shall be accompanied by reasons explaining the need for the amendment;

	6.1.3	the other party may within 30 working days request an amplification of the reasons provided in accordance with clause 6.1.2;

	6.1.4	the parties shall consult in good faith regarding the nature, scope and implementation of the amendment;

7.	INCORPORATION OF TENDER DOCUMENTS

7.1	It is recorded that this agreement supplements the tender documents whose provisions shall be incorporated into this agreement as if expressly set out herein.

7.2
In the event that there is a conflict between the terms of this agreement and the tender documents, the tender documents shall receive precedence subject to changes if any agreed by both parties and ratified by the Tender Board.

8.	CONTRACT MANAGEMENT

8.1	Contract Managers

8.1.1
The parties shall each appoint a contract manager whose responsibility shall be to ensure that the responsibilities of the party appointing such manager outlined in this agreement are carried out. The manager for the Department shall be the general manager responsible for social security in the Department and the manager for the CONTRACTOR shall be the provincial manager appointed by the CONTRACTOR’s board of directors.

	8.1.2	The two contract managers shall communicate on an ongoing basis, but at least monthly, to discuss the provision of the services and any issues that may arise.

	8.1.3	The contractor shall maintain minutes of the meetings of the contract managers and shall send copies to the Steering Committee.

	8.1.4	The Contract managers shall be responsible for monitoring the provision of services in accordance with the service level reports and for the general management of this agreement.

8.2
The parties agree to establish a Steering Committee that shall be responsible for the evaluation of performance of the parties’ obligations in terms of this agreement. The Steering Committee shall meet on a quarterly basis or as agreed upon by both parties and shall comprise of:

	8.2.1	The Senior General Manager responsible for Welfare (chairperson).

	8.2.2	The Chief Financial Officer of the Department:

	8.2.3	The General Manager (Contract Manager for the Department) responsible for social security;

	8.2.4	The Senior Manager responsible for Provisioning and Contract Management of the Department;

	8.2.5	The Senior manager responsible for social security;

	8.2.6	The Contract Manager for the CONTRACTOR and not more than three representatives.

8.3	The Steering Committee shall meet at least quarterly to evaluate performance of services in terms of this agreement and any other related issues.

8.4	The management committee shall meet on a monthly basis or as agreed upon by both parties and shall consist of:

	8.4.1	The General Manager Social Security (Chairperson);

	8.4.2	Two Senior Managers Social Security;

	8.4.3	Managers in the Social Security;

	8.4.4	District Managers;

	8.4.5	CONTRACTOR’s Branch Managers;

	8.4.6	Two Contract Managers;

	8.4.7	CONTRACTOR’s Provincial Manager.

8.5	District committees shall meet on a monthly basis or as agreed upon by both parties and shall comprise of:

	8.5.1	CONTRACTOR’s Branch Managers

	8.5.2	District Managers (Chair)

9.	DURATION, TERMINATION AND BREACH

9.1
This agreement shall endure for a period of three years calculated from the effective date, unless terminated in accordance with the provisions of this agreement, with the option for the Department to extend it if necessary for one (1) more year at a time.

9.2
The CONTRACTOR acknowledges that it is bound by the provisions of paragraph 45 (failure to comply with conditions and delayed execution), paragraph 46 (remedies in the case of bribes) and paragraph 48 (remedies in case of liquidation and procedures in the event of unsatisfactory performance) of Northern Province Tender Board General Conditions and Procedures (NPT1).

9.3	Should either party commit a material breach of any of the provisions of this agreement, then the aggrieved party shall be obliged to give the other party 30 (thirty) working days written notice to remedy the breach. If the guilty party fails to comply with such notice, or where the breach cannot be remedied within 30 (thirty) working days, fails within such period to initiate such steps towards remedying such breach as shall be reasonable in the circumstances and fails to proceed to remedy such breach, or is incapable of being remedied, then and only in such events the aggrieved party shall be entitled to:

	9.3.1	Cancel this agreement or

9.3.2
Claim specific performance from the other party of all its outstanding obligations, in either instance and without prejudice to such other rights as the aggrieved party may have in law arising out of such breach, such party shall not cancel this agreement unless the breach is a material breach going to the essence of this agreement and is incapable of being remedied.

10.	WARRANTIES

10.1	The CONTRACTOR hereby represents and warrants to the Department that:

	10.1.1	it has full power and authority to enter into, legally bind itself by and perform its rights and obligations under this agreement;

	10.1.2	This agreement has been duly authorised and executed by it and constitutes a legal, valid and binding set of rights and obligations on it; and

10.1.3
The execution and performance of this agreement does not constitute a violation of any statute, judgement, order, decree or regulation or rule of any court, competent authority ir arbitrator of competent jurisdiction applicable or relating to it, its assets or its business, or its memorandum, articles of association or any other documents or any binding obligation, contract or agreement to which it is a party or by which it or its assets are bound.

10.2	The Department hereby represents and warrants to CONTRACTOR that:

	10.2.1	it has full power and authority to enter into, legally bind itself by and perform its rights and obligations under this agreement;

	10.2.2	this agreement has been duly authorised and executed by the Department;

10.2.3
the execution of this agreement does not violate any judgement or order of any court, competent authority or arbitrator of competent jurisdiction applicable in relation to the Department or the existing assets of the Department;

	10.2.4	It has the legal capacity and authority to appoint the CONTRACTOR as a service provider on the basis set out in this agreement.

10.3
It is expressly agreed between the parties that each warranty and each representation given by both of them in this agreement are material to this agreement and have induced them to conclude this agreement.

10.4	No warranties or representations which are not set fort in this agreement shall be binding on either party.

10.5	CONTRACTOR guarantee:

	10.5.1	The CONTRACTOR guarantees that it can deliver the services according to the terms and conditions as stipulated in the tender documents.

	10.5.2	The CONTRACTOR shall provide backup to ensure performance in all respects as per the tender documents.

10.5.3
The CONTRACTOR shall ensure data integrity, accessibility and systems continuity by making appropriate backups and depositing, the Biometric Identification and Verification Software and Procedures with Escrow as per clause 35.1

10.6	Provisions of clauses 10.1 to 10.5 shall survive the termination of this agreement but shall not survive the Completion date.

11.	BEST ENDEAVOURS AT DISPUTE RESOLUTION

11.1	Both parties agree that it is in their best interest to resolve any matters of disagreement before resorting to legal remedies.

11.2
The parties agree that the two contract managers shall attempt to resolve all issues involved in the administration of this agreement. If the two contract managers are unable to reach a resolution within seven working days, the signatories of this agreement shall attempt to reach an acceptable resolution.

11.3
In the event that the signatories to this agreement reach an impasse after 14 working days of referral of the dispute, the aggrieved party will notify the other party in writing within seven days of the nature and cause of the dispute.

11.4	The party notified of the dispute shall have 21 working days to rectify the cause.

11.5	If party notified of a dispute fails to rectify the cause of the dispute, the aggrieved party may refer the dispute to arbitration.

12.	ARBITRATION

12.1	A dispute which arises in regard to-

	12.1.1	the interpretation of;

	12.1.2	the carrying into effect of;

	12.1.3	either of the party’s rights and obligations arising from:

	12.1.4	the termination or purported termination of or arising from the termination of; or

12.1.5
the rectification or proposed rectification of this agreement, or out of or pursuant to this agreement, or on any matter which in terms of this agreement requires agreement by the parties (other than where an interdict is sought or urgent relief may be obtained from a court of competent jurisdiction) shall be submitted to and decided by arbitration, provided that it has first been negotiated in terms of clause 11 above, and is not subject to any process or remedy in this agreement that is not compatible with arbitration.

12.2	The arbitration shall be held at Polokwane.

12.2.1
with only the legal and other representatives of the parties to the dispute present thereat; mutatis mutandis in accordance with the provisions of the Supreme Court Act 59 of 1959, the rules made in terms of that Act and the practice of the High Court of South Africa and in terms of the Arbitration Act, No. 42 of 1965, it being the intention that the arbitration shall be held and completed as soon as possible.

12.3	The arbitrator shall be, if the matter in dispute is principally-

	12.3.1	a legal matter, a practising advocate or attorney of at least 10 (ten) years’ standing;

	12.3.2	an accounting matter, a practising chartered accountant of at least 10 (ten) years’ standing;

	12.3.3	any other matter, any independent person, agreed upon between the parties.

12.4	Should the parties to the dispute fail to agree whether the dispute is principally a legal, accounting or other matter, the matter shall be deemed to be a legal matter.

12.5
Should the parties fail to agree on an arbitrator within 3 (three) working days of a request by either party, the arbitrator shall be appointed at the request of either party to the dispute by the President for the time being of the law Society of the Northern Provinces (or its successor).

12.6	The decision of the arbitrator shall be final and binding on the parties to the dispute and may be made an order of the court at the instance of either of the parties to the dispute.

12.7	The decision of the arbitrator shall be recorded in writing.

12.8	This clause shall not preclude either party from obtaining interim relief from the High Court of South Africa pending the resolution of the deadlock or dispute by the parties.

12.9	The provisions of this clause:

12.9.1
constitute an irrevocable consent by the parties to any proceedings in terms hereof and no party shall be entitled to withdraw there from or claim at any such proceedings that it is not bound by such provisions; and

	12.9.2	are severable from the rest of this agreement and shall remain in effect despite the termination of or invalidity of any provision of this agreement.

13.	BULK ENROLMENT

13.1	Standards

13.1.1
The CONTRACTOR’s system shall cater for the registration of all beneficiaries and procurators as defined by the SOCPEN file receiving payment in cash (excluding beneficiaries receiving payment at banks and post offices).

13.1.2
The CONTRACTOR shall register beneficiaries from computerised lists supplied by the DEPARTMENT through the SOCPEN file. The DEPARTMENT shall have final approval rights on all beneficiaries so registered.

13.1.3
The CONTRACTOR shall perform enrolment of biometric and other data for the beneficiaries, including photographs and fingerprints (four fingers, two from each hand, for each beneficiary) in accordance with clause 13.2.

	13.1.4	The CONTRACTOR shall perform live scanning of four fingers, two from each hand. Image files must comply with an acceptable international format.

	13.1.5	The CONTRACTOR shall utilise enrolment workstations at all Pay points during bulk registration.

	13.1.6	Ownership of the bulk registration equipment and systems remains with the CONTRACTOR.

	13.1.7	The CONTRACTOR shall not use fingerprint or other data belonging to the Department for any other purpose unless agreed to by the Department.

	13.1.8	The CONTRACTOR shall ensure that only one ID number relates to a set of fingerprints by the methods described in paragraph 14.1.2 of this agreement.

	13.1.9	The CONTRACTOR shall store the identification records to which the DEPARTMENT will have access on request (at no additional cost).

	13.1.10	All information and data are DEPARTMENT’s property at all times and shall be transferred (in a format and process mutually agreed by the parties) to the DEPARTMENT on expiry of the contract.

	13.1.11	The CONTRACTOR shall with regard to ongoing enrolment provide beneficiaries and procurators with cards at Pay points during payment at no additional cost.

13.2	Procedures

	13.2.1	In terms of the tender specifications, the bulk enrolment process of cash paid beneficiaries must be completed within 9 (nine) months.

13.2.2
The CONTRACTOR’s bulk enrolment workstations shall have full capacity to take photos, fingerprints and capture data required by SOCPEN. Any other data required by the DEPARTMENT can be collected as agreed to by the parties.

14.	CLEAN - UP OF DATABASE

14.1	Standard

14.1.1
The CONTRACTOR shall provide an AFIS component as part of the enrolment technology to ensure that any individual, recognised by means of fingerprints, will have only one identity in the pensions system.

14.1.2
The CONTRACTOR’s system shall at all times ensure that no duplicate registration exists in the Department’s pension system. This shall be achieved by the CONTRACTOR utilising the system being developed by Home Affairs (HANIS) through which one to many or many to one many searches can be performed. These searches shall be conducted at the request of the Department and under the arrangement agreed to between the Department and Home Affairs. The cost of such searches, if any, shall be for the account of the Department.

14.2	Procedures

	14.2.1	The CONTRACTOR shall, upon written instruction from the DEPARTMENT, use AFIS biometric identification technology to identify duplicates as per 14.1.2 above.

15.	AUTOMATED PAYMENT SYSTEM USING BIOMETRICS

15.1	Standards

15.1.1
The CONTRACTOR shall transfer / migrate beneficiaries to the new system as soon as possible. Not more than 12 months shall elapse before all pensioners are on the CONTRACTOR automated cash payment system.

	15.1.2	Mobile and portable pay stations shall be provided in accordance with the CONTRACTOR’s tender response.

	15.1.3	Biometric verification shall be the only method used during payment to verify the beneficiaries.

15.1.4

Pay points shall be specified by the DEPARTMENT and registers on SOCPEN. The DEPARTMENT will allocate pensioners to SOCPEN Pay points. The DEPARTMENT shall notify the CONTRACTOR of any amendments made on SOCPEN to Pay points, one calendar month in advance.

	15.1.5	Payments shall be effected at the SOCPEN designed Pay points only.

	15.1.6	The Parties shall agree on the payment dates and times six months in advance. Adjustments due to unforeseen reasons can be agreed to by the Parties.

	15.1.7	The CONTRACTOR shall be able to pay the beneficiary within his/her district subsequent to the official payment date having elapsed but prior to the official SOCPEN cut-off date for that month.

	15.1.8	The CONTRACTOR shall not override the payment system.

15.1.9
The CONTRACTOR shall only effect retrospective payments exceeding R2 500.00 (Two Thousands Five Hundred Rands) subject to written approval of the contract manager of the Department only. (CONTRACTOR to print exceptions report of all these payments monthly).

15.2	Procedures

	15.2.1	The CONTRACTOR shall pay all beneficiaries who can be biometrically verified.

15.2.2
In addition to 15.2.1 the CONTRACTOR shall, where false rejection of fingerprints occurs, pay the beneficiary on the presentation and identification of a valid South African identity document subject to written approval and positive identification by the DEPARTMENT’s help desk official. A copy of this approval to be retained by the authorising official.

15.2.3
On a monthly basis, the Contract manager of CONTRACTOR shall provide the Department with a list of beneficiaries paid manually, the electronic rejected beneficiaries, and the name of the DEPARTMENT’S authorising official.

	15.2.4	The DEPARTMENT shall provide a minimum of 1 (one) Department official per CONTRACTOR’s payment team as help desk officials to handle department related queries from beneficiaries.

	15.2.5	The equipment used for payment shall be accessible to beneficiaries with disabilities.

	15.2.6	Ownership of the automated payment equipment and systems remains with the CONTRACTOR.

16.	ONGOING ENROLMENT OF NEW SOCIAL BENEFICIARIES

16.1	Once the bulk enrolment process had been completed in a district, the CONTRACTOR shall enrol new applicants for social benefits on a one-stop-enrolment basis at the venues as listed in Annexure B.

16.2
The CONTRACTOR’s ongoing enrolment workstations shall have full capacity to take photos, fingerprints and capture data required by SOCPEN. Any other data required by the DEPARTMENT can be collected as agreed to in writing by the Parties.

16.3	From time to time the contract managers of the parties shall meet to agree on the amendments on the timetable and venues where the CONTRACTOR must provide workstations for ongoing enrolment.

16.4	Ownership of the ongoing enrolment equipment and systems remains with the CONTRACTOR.

17.	PROVISION OF SECURITY SERVICES

17.1	The CONTRACTOR shall be responsible for the provision of adequate security for cash in transit and for securing all resources and the beneficiaries and personnel at Pay points.

17.2	The CONTRACTOR shall deploy 5 guards of B & C grade at high-risk Pay points and 5 guards of C & C grade at lower risk areas as determined by the contract managers from time to time.

17.3	The CONTRACTOR shall where possible source the required guards from a Small, Medium or Micro Enterprise in the Limpopo Province to deliver the guarding service at pay point level.

17.4	Where a pay point is fenced, the CONTRACTOR shall ensure that non-beneficiaries / vendors are restricted to at least ten (10) metres away from the fence.

17.5	In situations where the pay point is not fenced, the CONTRACTOR shall ensure that non-beneficiaries / vendors are restricted to at least 20 metres away from the workstation.

17.6	The CONTRACTOR shall ensure that the requirement in respect of restricted access to the pay point by vendors, hawkers etc. as stated above is adhered to.

17.7	The Department shall co-ordinate with SAPS and Traffic Department to patrol and be visible within the area where payment is taking place.

18.	ADMINISTRATION AND SUPPORT SERVICES

18.1	Transfer of Data and/or Information

	18.1.1	Standards

		18.1.1.1	The CONTRACTOR shall operate the automated cash payment system from their existing central facility.

		18.1.1.2	The central facility shall function as the electronic gateway between the National Department of Social Development and the

CONTRACTOR. This facility shall be protected by 24 hour armed security and shall have access control and shall have 24 hour standby power supply.

18.1.1.3	The CONTRACTOR shall ensure electronic interfaces between its systems with the National Department of Social Development social security system (currently SOCPEN).

18.1.1.4	Procedures shall ensure adequate control and shall conform to the Regulations as of the Public Finance Management Act as amended and to good management principles.

18.1.1.5	The CONTRACTOR shall reconcile payment information on a daily basis.

18.1.1.6	The CONTRACTOR shall make reconciled payment information electronically accessible to the DEPARTMENT as part of this service level agreement at no additional cost.

18.1.1.7	Reconciled information shall be transferred back to the National Department of Social Development computer system on dates specified in the SOCPEN cut-off schedule.

18.1.1.8
The CONTRACTOR shall ensure timeous transfer and recovery of reconciliation data for its own purpose and so that reports can be rendered to the DEPARTMENT at most two days after the end of the payment period.

	18.1.1.9	Format of the relevant data for daily reconciliation reports compiled by the CONTRACTOR shall at least cover the following categories for each region;

		•	By beneficiary

		•	By pay point

		•	Any other issues that may be specified by the Department from time to time

For the above categories the following shall be disclosed:

		•	Amount to be paid

		•	Amount paid

		•	Difference, unclaimed cash

		•	Amount returned

		•	Any other information that may be required by the Department in future

	18.1.1.10	The DEPARTMENT may negotiate further report analysis in writing and these shall be provided at no additional cost and shall form part of the service level agreement.

18.1.2	Procedures

	18.1.2.1	Transfer of beneficiary’s data (from the DEPARTMENT via SOCPEN to the CONTRACTOR) and database updates.

a)
The DEPARTMENT shall provide the CONTRACTOR with full details of all social grant beneficiaries and procurators within the time limits as per the SOCPEN cut-off schedule. The details required shall be in terms of the agreed linkage specification format.

	b)	The DEPARTMENT shall be responsible for correcting errors or inaccuracies which may occur on the electronic records supplied to the CONTRACTOR.

c)
The parties agree to implement a system which, shall cater for “emergency” stop payments at the pay point where the DEPARTMENT could not meet the 2 (two) days cut-off to prevent a procurator from withdrawing the social grant of a deceased beneficiary. This shall always be an instruction from the Department to the CONTRACTOR in writing

	d)	The CONTRACTOR shall provide the Department a written confirmation about payments stopped within 24 hours after a payment has been stopped.

e)
The DEPARTMENT shall ensure that all information supplied by it and all identification is unambiguous and in such a form as can be utilised by the CONTRACTOR and shall comply with the specifications for such information required by the CONTRACTOR from time to time.

f)
The DEPARTMENT shall re-supply or furnish to the CONTRACTOR correct information or an update and corrected electronic record of any incorrect information or electronic record which the CONTRACTOR has rejected because such information or electronic record was not materially accurate or contained errors or inaccuracies.

18.1.2.2	Transfer of beneficiary data and/or information (from the CONTRACTOR to the DEPARTMENT and SOCPEN) and database updates.

a)
The CONTRACTOR shall transfer all information received from the DEPARTMENT and captured electronically during the enrolment of beneficiaries and procurators to the National Department of Social Development’s central system within the time limits as per the SOCPEN cut-off schedule.

b)
The CONTRACTOR shall issue a certificate to the DEPARTMENT once a month certifying that the amounts provided for the Payment of grants by the DEPARTMENT have been transferred in full as per clause 3.6 of this agreement to the accounts of the beneficiaries.

c)
The CONTRACTOR shall, on completion of the processing required for the purposes of this agreement, confirm to the DEPARTMENT in writing by direct computer link or fax or delivery by no later than 10:00 am on the last business day of the month preceding the month during which payment shall be made to beneficiaries that the accounts of all beneficiaries as per SOCPEN payment list have been activated and processed and shall reflect the appropriate credit at the start of business on the 1st (first) business of the month in which the credit amount is due for payment.

d)
The CONTRACTOR shall forward to the DEPARTMENT within 5 (five) business days of the beginning of each month a hard copy exception report reflecting all grant banking accounts from which no withdrawal has been made for a period of 3 (three) consecutive months.

	e)	The CONTRACTOR shall make available to the Auditor General and the Department every 12 (twelve) months, an audited report of all grants paid since the last audited report.

19.	TRUST ACCOUNT

19.1
The Department shall transfer funds to the Department’s “Pension Trust Account” held at its approved bankers from time to time. The interest earned on the un-utilised balance of funds in this account shall accrue to the Department. Any bank charges and fees incurred on this account shall be for the account of the Department.

19.2
The CONTRACTOR may draw on the “Pension Trust Account” on daily basis for the amounts required according to the cash draw down schedules for each pension payment cycle. The cash draw down schedule should be compiled by the CONTRACTOR according to the SOCPEN pay file and signed off by the Department and the CONTRACTOR not later than three working days prior to the commencement of the pension payment cycle.

19.3

The CONTRACTOR shall arrange with its cash provider to only debit the Pension Trust Account for withdrawals on the day on which the cash funds for pay outs actually are handed over to the CONTRACTOR. Any unclaimed amounts for each pay day must be re-deposited in the Pension Trust Account within 24 hours after the end of each pay day. Cash in transit between withdrawal to payout pensions and redeposit of unclaimed amounts should not exceed 96 hours (four working days).

19.4
The CONTRACTOR shall submit to the satisfaction of the province a bank guarantee from an acceptable financial institution in the amount of 50% of the average daily benefits paid out calculated six months in arrears. The initial amount shall be R 10,000,000 (Ten million Rand). The DEPARTMENT shall be entitled to claim any amount in terms of this bank guarantee when it can prove that the CONTRACTOR has not applied the funds drawn from the Pension Trust Account for the payment of social welfare grants and that such funds were not redeposited in terms of 19.3.

19.5
The CONTRACTOR shall provide proof of Cash in Transit Insurance to the Department from the Effective date of the contract. The CONTRACTOR shall not change the said insurance cover without the written approval of the Department.

20.	DEATH BENEFITS

20.1	Standards

20.1.1
A claimant shall put a claim at a sub-district office in respect of the outstanding payment for the deceased. The claimant shall surrender the smart card previously issued to the deceased pensioner to the Department.

	20.1.2	The Department shall capture the relevant data on the SOCPEN system and SOCPEN shall be requested to generate a special payment file to be down-loaded to the CONTRACTOR.

	20.1.3	The Social Security officer will record the claim and issue a receipt as a proof for the claim.

	20.1.4	Payment will be processed through SOCPEN, where a separate payment file for unclaimed benefits will be created.

	20.1.5	Payment will be electronically downloaded to the CONTRACTOR to create a separate payment files for unclaimed benefits.

	20.1.6	The CONTRACTOR shall pay the claimant upon producing an official identification document (RSA 13 digits bar coded document).

	20.1.7	The CONTRACTOR, during payment, shall take electronic fingerprints of the claimant for record purposes.

	20.1.8	The CONTRACTOR shall provide payment reconciliation report for unclaimed benefits on a monthly basis. The format shall be a follows:

		•	Name and identity number for the claimant.

		•	Name and identity number for the deceased.

		•	Payment shall be per district, sub-district and pay point.

		•	Number of unpaid/outstanding payments carried over to the following month.

20.1.9
The CONTRACTOR shall be responsible for electronic reconciliation of the Death Benefits Trust Account within 15 days of each month end and to hand over a detailed reconciliation. Such reconciliation shall be certified annually by the CONTRACTOR’s external auditors, to the Department.

	20.1.10	The CONTRACTOR shall keep unpaid claims for a period of three (3) months to allow claimants to receive the money due to them.

	20.1.11	The CONTRACTOR shall, every three months, refund all outstanding claims older than three months and reconcile accordingly.

21.	RECONCILIATION

21.1	The CONTRACTOR shall reconcile to the Department indicating the total number of people paid per grant type, pay point, sub-district, and district on a daily basis.

21.2	The CONTRACTOR shall reconcile to SOCPEN monthly according to SOCPEN reconciliation cut off dates.

22.	THE CONTRACTOR’S BLACK ECONOMIC EMPOWERMENT (“BEE”) COMMITMENT In terms of the tender documents and this agreement the CONTRACTOR undertakes that:

22.1	It shall ensure that Aplitec transfers 70% of its shares in CFS (NP) to the BEE groups as per the shareholders’ agreement included in the CONTRACTOR’s tender response,

within 30 days of the Effective date. A resolution to this effect shall be furnished to the Department within 30 days of the Effective Date.

22.2	The CONTRACTOR confirms that Aplitec has entered into an agreement with CPS (NP) whereby Aplitec shall remain the technology provider to CPS (NP) as per the tender response.

22.3
The CONTRACTOR confirms that Aplitec has entered into an agreement with the CONTRACTOR as per the tender response whereby Aplitec and the CONTRACTOR shall establish a joint senior management team consisting of experienced senior managers and / or its shareholders to ensure a high standard of service delivery in the Province with a strong commitment to the transfer of skills.

22.4
In addition to the senior management team in 22.4 above the CONTRACTOR shall continue with most of the provincial management and staff who are presently delivering the services in the Province. The same applies to the fixed infrastructure (deposits/branches).

22.5
It shall procure the following assets and services when and if necessary from within the province and preferably from Previously Disadvantaged Individual owned service provider according to the tender response:

	•	Vehicles

	•	Stationery

	•	Office Furniture

	•	Offices / Premises

	•	Recruitment

	•	Construction

	•	Fuel and Maintenance

	•	Security Services (armed guards)

	•	Cash-in-Transit services

23.	COMMUNITY INVOLVEMENT/SOCIAL RESPONSIBILITY

		a) .	The CONTRACTOR shall contribute at least an amount of R2.7 million (two millions and seven hundreds thousands Rands) over three years to the community development fund

		b)	The Community development fund shall be administered and managed jointly by the CONTRACTOR and the Department.

		c)	The CONTRACTOR shall undertake to empower local pensioner committees in the Province.

24.	HUMAN RESOURCES DEVELOPMENT

		a)	The CONTRACTOR shall develop and submit a Human Resource Development strategy to support the objective of this tender by 31 October 2003.

		b)	The CONTRACTOR shall develop and submit a reorientation and induction training programme for the approval by the Department by 31 October 2003.

		c)	The CONTRACTOR shall provide training to empower civil servants during subsistence of the contract and the Department shall have the right to evaluate and assess progress on training.

		d)	The CONTRACTOR shall keep record of training activities and an attendance register of such training activities.

	e)	The CONTRACTOR shall as far as possible recruit local people from the Limpopo Province.

	f)	The CONTRACTOR shall adhere to all relevant statues such as:

		i.	Employment Equity Act
		ii.	Basic Conditions of employment Art
		iii.	Skills Development Act, etc,

25.	CUSTOMER SERVICE

	a)	The CONTRACTOR shall serve and treat beneficiaries and procurators with dignity, appropriate courtesy and the humanity they deserve.

b)
The CONTRACTOR shall avail its frontline staff to be oriented and trained in Batho Pele and customer care by the Department. The cost of the training in the form of venues, stationery, facilities and meals shall be pre-approved by the CONTRACTOR and shall be for the CONTRACTOR’s account.

c)
The Department shall provide a help desk facility at each pay point. The help desk shall be staffed by Departmental officials who will attend to beneficiaries’ problems which are either Departmental or CONTRACTOR related.

	d)	The Department shall provide a toll free number as a communication and query line between the CONTRACTOR and the beneficiaries.

26.

INSURANCE

The CONTRACTOR shall provide acceptable proof of insurance cover, including Public Liability, upon the Effective date of this agreement. Any change in insurance cover shall be notified to the DEPARTMENT within 24 hours of the change.

27.	TRANSFER OF RISK

a)
The CONTRACTOR shall be liable for any payment made to a beneficiary by the CONTRACTOR after having received an instruction not to make such payment from the DEPARTMENT as long as the instruction is received by the CONTRACTOR before the payment is effected.

b)
The risk in any monies held by the CONTRACTOR in terms of this agreement shall pass to the CONTRACTOR when such monies are withdrawn from the Trust Account, by the CONTRACTOR and the risk shall remain with the CONTRACTOR until such time as the monies have been paid to the beneficiary or procurator or have been repaid to the Trust account.

		c)	All monies not paid out shall be deposited into the Trust Account within twenty four hours from the stipulated payment date.

27.1	SUPPORT SERVICES AND BACK-UP

27.1.1
The CONTRACTOR agrees to provide proper and acceptable support services both in respect of equipment maintenance and back-up in terms of vehicles, personnel, computer equipment, extra cash, extra security.

	27.1.2	The CONTRACTOR shall provide all reasonable technical and development skills required for the project.

27.1.3
The CONTRACTOR shall develop the system further and/or implement new procedures, within reasonable time frames as to cater for all reasonable changes which may be required in future provided that details are negotiated and agreed to by the parties in writing.

	27.2	DISASTER RECOVERY PLANS

a)
The CONTRACTOR shall provide and implement disaster recovery plans as far as the pensions payment system is concerned as per the tender response. This will include incidents such as equipment failure, fire, storm, explosion. labour disputes, accidents, lack or failure of transport facilities, cash heist, epidemic, cyclone, floods, droughts, lack or failure of labour, utilities, or supplies, blockage, sanctions.

		b)	The CONTRACTOR shall ensure availability of enough vehicles to undertake the pension payment task unhindered.

28.	INVESTIGATIONS AND QUERIES

28.1
All queries pertaining to beneficiaries which take place at Pay points shall be immediately dealt with by the help desk officer in conjunction with the CONTRACTOR’s team leader where necessary. Any unresolved issues shall be reduced in writing by the help desk officer.

28.2
Within the context of the above paragraph, any complaints affecting the pension committee member shall be directed to the Departmental help desk officer. Any complaint affecting the Departmental help desk officer shall be directed to the Department by the CONTRACTOR.

28.3
All queries of any nature relating to provision of grants in terms of this agreement, whether such queries are made by beneficiaries, procurators or various departments of the Government shall be made in writing to the CONTRACTOR via the DEPARTMENT. The CONTRACTOR shall be obliged to attend to any such queries and give feedback to the DEPARTMENT at no extra cost.

28.4	All queries made by and all information required by the CONTRACTOR in respect of the implementation of this agreement shall be made to or directed to the Head of the DEPARTMENT.

28.5
Should it be necessary for the DEPARTMENT to intervene on behalf of a beneficiary and/or procurator who alleges that he / she has been defrauded in the payment of his social grant or that his / her grant has been misappropriated in any way, the CONTRACTOR shall at all times co-operate with the DEPARTMENT and provide all necessary information required by the DEPARTMENT for its investigation into the matter.

29.	CONSIDERATION AND PAYMENT OF SERVICE FEES

29.1
The service fees payable for the services as required in terms of this agreement are as set-out in Annexure B.2 and B.4. of the CONTRACTOR’s tender. These fees will become payable from the Effective date and remain fixed until 30 November 2004. The first escalation will only come into effect on 1 December 2004.

29.2
The CONTRACTOR accepts that the annual price adjustments, will only be effective from 1 December 2004. The price adjustment will be effective from 1 December being the contract anniversary date. The following formula will be applied to calculate the price adjustment.

	•	Consumer Price Index (CPI) applicable to this sector will be according to Statistical release P0141.1 by Statistics South Africa Table 2.2

	•	The base CPI index shall be the Index for November 2003.

	•	Formula:-

		TN	= [(A-C) x (D/B)] + (C-A)

		TN	= The new price to be calculated

		A	= The original tender price

		B	= The base month being November 2003 Table 2.2 Index

		C	= Fixed element of the price being 15% of the original tender price

		D	= The new index for November from November 2004 onwards.

29.3	The basis for the Services Fee charges shall be the following:- Enrolment / card issuing service fee:

	•	Per existing recipient of grants no matter how many grants collected by the beneficiary or procurator/ care giver.

	•	Per new recipients of cash grants no matter how many grants collected by the beneficiary or procurator/ care giver.

Payment services

•
Per recipient of grant no matter how many grants collected credited to individual smart cards presented. The SOCPEN payment extraction report less the number of unpaid beneficiaries/procurators will confirm the number of transactions to be paid for.

29.4	The service fee invoices shall be presented to the Department together with all the payment reconciliation with the SOCPEN report by the second working day after each monthly payment cycle.

29.5	The Department shall verify and pay the said service fee invoices not later than the end of the month after the payment cycle concerned. Any issues preventing the Department from certifying the service charge as due and payable must be resolved within the same period.

29.6
All payments by the DEPARTMENT to the CONTRACTOR in terms of this agreement shall be made without deductions or set off, any kind and shall be paid free of exchange, bank costs and other changes. The principle of set-off shall apply exclusively in the case of previous over-payments of any kind as well as where the CONTRACTOR has failed to refund any amounts not claimed by beneficiaries.

29.7
All payments due by the DEPARTMENT to the CONTRACTOR in terms of this agreement shall be made electronically into the CONTRACTOR’s bank account as certified by the CONTRACTOR’s Executive Director duly authorised by the Board.

30.	PENALTIES

Interest at prime rate shall be payable by either party for each day in default respect of service fees or unclaimed benefits refunded outside the specified time period.

31.	VARIATION OF INSTRUCTIONS BY THE DEPARTMENT

31.1	The DEPARTMENT may vary any information given to the CONTRACTOR and may revoke any instruction to pay benefits to any beneficiary as it deems necessary from time to time.

31.2
The CONTRACTOR shall only be obliged to implement any variation or revoke if it has received notice in writing of such variation or revoke. The CONTRACTOR shall only be obliged to implement any variation or revoke within two business days from the date upon which such variation or revoke has been received by the CONTRACTOR and that such variation or revoke is recorded and must then be confirmed on the magnetic tape record submitted by the DEPARTMENT to the CONTRACTOR.

32.	PROCURATORS

32.1
The DEPARTMENT must approve the nomination of a procurator for any beneficiary who is unable to personally collect his/her grant in terms of this agreement, providing that such nominated procurator is not an employee of the CONTRACTOR or of the Social Security Chief Directorate (unless authorised by the Head of Department).

32.2	Should the DEPARTMENT approve the appointment of a procurator such procurator shall only be registered if accompanied by the beneficiary.

32.3
The CONTRACTOR shall not register and process payment to any procurator who is not registered with SOCPEN by the Department. If the beneficiary so wishes to personally collect the grant he/she should be allowed to do so.

32.4
Once the procurator is registered in SOCPEN and by the CONTRACTOR the procurator shall be entitled to withdraw the beneficiary’s grant for and on behalf of the beneficiary. Nothing shall preclude the beneficiary from also being personally enrolled by the CONTRACTOR and if both the beneficiary and the procurator are so enrolled the CONTRACTOR shall be obliged to pay the Grant due from time to time, to the beneficiary or whichever one of them first presents themselves to withdraw the grant due to the beneficiary at that time.

32.5
All obligations of the CONTRACTOR to pay a grant to a beneficiary shall be discharged when that beneficiary’s procurator withdraws the grant in accordance with the provisions of this agreement. Neither the beneficiary nor the DEPARTMENT shall have any claim whatsoever against the CONTRACTOR in respect of a payment made by the CONTRACTOR to a registered procurator. The CONTRACTOR shall not demand that the beneficiary personally receives a grant when procurator is duly appointed unless authorised by the Department.

32.6
The appointment of a temporary power of attorney in terms of Regulation 17(3) and (4) of the Act shall entitle the holder of such power of attorney to withdraw the beneficiary’s grant for and on behalf of the beneficiary but subject to the following;

32.7	The CONTRACTOR shall pay a temporary power of attorney holder on the presentation of an official form subject to identification by the help desk officials, and

32.8
The official form must be in triplicate with a copy to CONTRACTOR and a copy for the DEPARTMENT’s help desk. Any fraud that could be associated to these or any other manual payments shall be for the account of the Department.

33.	MANAGEMENT REPORTS

The CONTRACTOR shall provide the Department with the following reports as a minimum:

33.1	Detailed monthly payments report indicating paid and unpaid beneficiaries per district, sub-district, and pay point with the following fields: identity number, name, grant type and amount.

33.2	Large amounts report three days before commencement of the pay cycle.

33.3	Provincial reconciliation report specifying total number paid and unpaid per grant type and the amounts.

33.4	Enrolment /registration report specifying beneficiaries and procurators registered per month, district, sub-district, and pay point and reconciled to SOCPEN database.

33.5	Pay point listing report. The report should have the following information:

• Pay point number

• Name of pay point

• Number of beneficiaries

• Name of district and sub-district

33.6	The Department shall have online access to the CONTRACTOR’s database to generate reports

	33.6.1	Pay point incidents report.

	33.6.2	Internal investigation exception report.

	33.6.3	Source Code update report.

	33.6.4	Training and Development Report.

	33.6.5	Disaster Recovery Plan.

	33.6.6	Service Level Report.

34.	SUPPORT

The PARTIES undertake to support each other in terms of rendering service during the subsistence of this agreement.

35.	COPYRIGHT AND PROPRIETARY RIGHTS

35.1
The copyright and all proprietary rights in and relating to the Biometric Identification and Verification Software and Procedures used by the CONTRACTOR in terms of this agreement shall remain the property of the CONTRACTOR but will be deposited with a mutually acceptable independent party according to the Escrow principles for the benefit of the Department. A copy of the Biometric Identification and Verification Software and Procedures that is used to verify a beneficiary or a procurator shall be made available to the Department at the end of the contract, in the state that it will be in at that time. All changes the Department requires to the Biometric Identification and Verification Software and Procedures shall be effected, if possible, before the next payment cycle and the Department shall have the right to audit any changes made.

35.2	In case there is a requirement from the CONTRACTOR to amend the Biometric Identification and Verification Software Procedures without being requested by the

Department, the CONTRACTOR shall inform the Department of such changes and update the Escrow depository accordingly in writing. These changes shall form part of the monthly management reporting.

35.3	All data collected during the contract period, associated with the required services, shall remain the property of the Department.

35.4	The CONTRACTOR shall ensure that the Department has access and is able to utilise data even after the termination of the contract.

36.	AUDITING

36.1	State Auditors shall have the rights to inspect books of the CONTRACTOR and provide the Department with same information.

36.2	The CONTRACTOR shall comply with the Companies Act and the South African Generally Accepted Accounting Standards.

37.	PARTIES NOT AFFECTED BY WAIVER OF BREACHES ETC.

37.1
Any waiver whether express, tacit or implied by either party of any term or condition of this agreement shall not be binding on the other party unless it is reduced to writing and signed by both parties.

38.	VARIATIONS

No variations, modification or waiver of any provision of this agreement, or consent to any departure therefrom, shall in any event be of any force or effect unless confirmed in writing and signed by the PARTIES; and then such variation, modification, waiver of consent shall be effective only in the specific instance and for the purpose and to the extent for which made or given. No addition to, variation or consensual cancellation shall be of any force or effect unless in writing and signed by or on behalf of the parties.

39.	GENERAL PROVISIONS

39.1	All actions in the implementation and performance of this agreement will conform with good management principles and good co-operative governance.

39.2
This agreement constitutes the sole record of this agreement between the parties. No party shall be bound by any express or implied term, representations, warranty, promises or the like not recorded herein.

39.3
No indulgence which either party may grant the other party shall constitute a waiver of any rights of the grantor who shall hereby be precluded from exercising any rights against the grantee which may have arisen in the past or which may arise in the future.

40.	SECRECY AND INFORMATION

Either party shall cause its directors, employees, agents and servants to hold in confidence all information received from the other party in respect of all information except as it –

40.1	Was known to the first party or the public generally prior to the date it was received from the other party; or

40.2	Becomes known to the public generally subsequent to the date it was received from the other party through no act or failure to act on the part of the first party; or

40.3	Is received by the first party from an independent third party who did not receive the information directly or indirectly from the other party; or

40.4	Is the subject of a request from any statutory authority or court order; or

40.5	Is determined to the contrary by the Promotion of Access to Information Act (Act 2 of 2000).

40.6	The CONTRACTOR shall avail for vetting by the Department any of its directors or employees or agents whom the Department may deem it necessary.

At the expiry or termination of this agreement, the CONTRACTOR shall cause all information in whatever form which is at its disposal and which is related to the provision of services in terms of this agreement, to be transferred to the Department.

41.	COMMUNICATION

41.1	The Department retains ultimate responsibility for communicating with the public, including the media, on all matters pertaining to the disbursement of grants in the province.

41.2	The CONTRACTOR shall communicate with the Department through the following channels:

	41.2.1	At district level through the district officer;

	41.2.2	At provincial level through the Contract manager;

	41.2.3	Any communication between the CONTRACTOR and the public (beneficiaries) shall be done in agreement with the Department;

	41.2.4	The CONTRACTOR shall under no circumstances give or purport or imply to be giving information to the public on behalf of the Department

41.2.5
The CONTRACTOR shall prepare six-months payout programmes in consultation with the Department, three months before the commencement of the six months period, and the Department shall have the final ratification authority.

41.2.6
The CONTRACTOR shall come up with a communication strategy to inform beneficiaries about the pay-out programmes three (3) months in advance 41.2.7 The DEPARTMENT shall be responsible for publishing and disseminating information concerning the pay days and pay times for each pay point and shall use its best endeavours to notify beneficiaries of any changes thereto.

42.	VIS MAIOR OR SUPERVENING IMPOSSIBILITY

42.1
To the extent that, and for so long as either of the parties (hereinafter referred to as “the affected party”) are rendered unable wholly or in part, to carry out any of its obligations under this Agreement, by reason of any contingency beyond its reasonable control, then subject to this clause the affected party shall be released from the relevant obligation and shall incur no liability therefore during the continuance of the said contingency. Those obligations not affected by the said contingency shall remain in force. So far as the fault of either parties is not the cause; thereof, such contingency may be deemed to include, but shall not be limited to natural fire, fire, storm, explosion, accidents, earthquake, earth tremor, epidemic, cyclone, volcano, floods, droughts, Acts of God, blockage, sanctions, civil war, subsequent legislation making performance illegal.

42.2
Should such contingency arise, the affected party shall as soon as reasonably possible notify and meet the other party to determine the estimated duration and extent of the disturbing circumstances with sufficient particulars to enable the parties to assess the possibility of obtaining performance by another means not affected by the event of the vis maior or supervening impossibility. The parties shall use its best efforts to remove the disturbance with the least possible delay so that their obligations can again be fulfilled as soon as reasonably possible in manner provided for in this agreement.

42.3
Should the vis maior or supervening impossibility last more than 30 (thirty) days from the date of receipt of notification by the other party, that other party shall be entitled to terminate this agreement by giving not less than 30 (thirty) days written notice to the affected party. The Department shall be entitled to use the services of other parties during such period. It is agreed that where the vis maior or supervening impossibility affects the resources and service needs of the Department in such away that a reduction in service is not the fault of the CONTRACTOR, the Department agrees to pay the CONTRACTOR monthly fees/service levy for the reduced services until re-established, on the basis of the average of the previous three months fees/service levy.

43.	CESSION

The CONTRACTOR may with the prior written consent of the Provincial tender board transfer or assign its rights and obligations under this agreement with the prior written consent of the Department. The CONTRACTOR will notify the Department as soon as it is legally aware or as soon as restraints of confidentiality allow, of any proposed change in its shareholding or that of any subsidiary in which is has a controlling interest and to which the contract has been ceded.

44.	DOMICILIA

The parties choose domicilium citandi et executandi for the purpose of this agreement as follows:

The Department at:

Dr Jan Moolman Building,
34 Hans Van Rensburg Street.
Polokwane: 0699.

The CONTRACTOR at:

97 Bicard Street,
Polokwane. 0699

Either party shall be entitled to change the domicilium citandi et excutandi chosen by it giving to the other party 30 (thirty) days notice of such change of address. Provided that this new address is not a post office or post restante.

Any notice given and any payment made by either party to the other (“the addressee”) which:·

•
is delivered by hand during normal business hours of the addressee at the addressee’s domicilium for the time being shall be presumed, until the contrary is proved by the addressee to have been received by the addressee at the time of delivery.

•
if posted by prepaid registered post to the addressee at the addressee’s domicilium for the time being shall be presumed, until the contrary is proved by the addressee, to have been received by the addressee on the seventh day after the date of posting.

THUS DONE AND SIGNED AT POLOKWANE ON

THIS ___________ DAY OF _____________ 2003

DR H.N. MANZINI	DATE

(FOR THE DEPARTMENT OF HEALTH & WELFARE) WITNESS

(FOR THE CONTRACTOR)	DATE

WITNESS

ANNEXURE A

RESOLUTION OF THE BOARD OF DIRECTORS OF CASH PAYMASTER SERVICES (PROPRIETARY) LIMITED held at ROSEBANK on 6 MARCH 2003 Resolved:

1.
THAT the company enters into a service level agreement the Department of Health and Welfare of the Limpop Provincial Government regarding the provision of social welfare payment services in terms of the agreement tabled and approved.

2.	THAT SP MOHALE in his capacity as a director of the company, be and he is hereby authorised to sign the agreement.